Exhibit 99.1

Media Contact	July 25, 2018
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com

Encompass Health reports results for second quarter 2018
and updates full-year 2018 guidance
BIRMINGHAM, Ala. - Encompass Health Corp. (NYSE: EHC), a national leader in post-acute care, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the second quarter ended June 30, 2018.
“The second quarter was another strong quarter for Encompass Health with solid operating and financial results in both business segments,” said President and Chief Executive Officer of Encompass Health, Mark Tarr. “We are moving forward with our strategic initiatives positioning our Company to be the post-acute provider of choice with a proven record of delivering high-quality, cost-effective integrated care. We continue to see growth opportunities in both business segments as the demographic tailwind resulting from the aging of the population is driving increased demand for the services we provide.”
Consolidated results

			Growth
	Q2 2018	Q2 2017	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,067.7	$966.4	$101.3	10.5%
Income from continuing operations attributable to Encompass Health per diluted share	0.92	0.70	0.22	31.4%
Adjusted earnings per share	0.99	0.71	0.28	39.4%
Cash flows provided by operating activities	169.2	151.2	18.0	11.9%
Adjusted EBITDA	231.6	209.5	22.1	10.5%
Adjusted free cash flow	111.2	106.5	4.7	4.4%
	Six Months Ended June 30,
	2018	2017
Cash flows provided by operating activities	$385.5	$332.0	$53.5	16.1%
Adjusted free cash flow	281.4	254.0	27.4	10.8%
Revenue growth was driven by volume and pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment. See the “Other Information” section of this release for discussion of the Company's adoption of a new accounting standard for revenue recognition.

1

Exhibit 99.1

The increase in income from continuing operations attributable to Encompass Health per share and adjusted earnings per share resulted primarily from increased revenue and a lower effective tax rate resulting from income tax reform and tax planning strategies.
Growth in cash flows provided by operating activities and adjusted free cash flow resulted primarily from revenue growth and favorable working capital changes.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q2 2018	Q2 2017	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$809.6	$751.5	$58.1	7.7%
Outpatient and other	25.0	26.1	(1.1)	(4.2)%
Total segment revenue	$834.6	$777.6	$57.0	7.3%

	(Actual Amounts)
Discharges	45,010	42,805	2,205	5.2%
Same-store discharge growth				3.6%
Net patient revenue per discharge	$17,987	$17,556	$431	2.5%

	(In Millions)
Adjusted EBITDA	$223.5	$208.4	$15.1	7.2%

•
Revenue - Revenue growth resulted from volume growth and an increase in net patient revenue per discharge. Discharge growth from new stores resulted from the Company's joint ventures in Westerville, Ohio (April 2017) and Jackson, Tennessee (July 2017), as well as wholly owned hospitals in Pearland, Texas (October 2017) and Shelby County, Alabama (April 2018). Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates, retroactive price adjustments, and a year-over-year reduction in bad debt, which is now a component of revenue (see the “Other Information” section of this release).

•
Adjusted EBITDA - The increase in Adjusted EBITDA primarily resulted from revenue growth. Expense ratios in the second quarter of 2018 compared to the second quarter of 2017 benefited from retroactive price adjustments included in revenue and a year-over-year reduction in bad debt, which is now a component of revenue (see the “Other Information” section of this release). Salaries and benefits as a percent of net operating revenues benefited from labor management and higher volumes, as well as a year-over-year decrease in expenses related to workers' compensation. Other operating expenses as a percent of net operating revenues increased primarily due to increases in contract services and increases in provider taxes.

2

Home health and hospice segment results

			Growth
	Q2 2018	Q2 2017	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$204.8	$171.9	$32.9	19.1%
Hospice	28.3	16.9	11.4	67.5%
Total segment revenue	$233.1	$188.8	$44.3	23.5%

Home Health Metrics
(Actual Amounts)
Admissions	34,026	30,823	3,203	10.4%
Same-store admissions growth				5.1%
Episodes	61,238	52,101	9,137	17.5%
Same-store episode growth				11.1%
Revenue per episode	$2,968	$2,975	$(7)	(0.2)%

	(In Millions)
Adjusted EBITDA	$41.6	$32.8	$8.8	26.8%

•
Revenue - Revenue growth was driven by volume growth, including the impact of the Camellia Healthcare acquisition which closed on May 1, 2018. Revenue per episode decreased 0.2% as the impact of Medicare reimbursement rate cuts was partially offset by the favorable resolution of a prior period Zone Program Integrity Contractor, or ZPIC, audit.

Hospice revenue increased primarily due to same-store admissions growth of 35.2% and acquisitions.

•	Adjusted EBITDA - Growth in Adjusted EBITDA primarily resulted from revenue growth and operating leverage of support and overhead costs.
Corporate general and administrative expenses

	Q2 2018	% of Consolidated Revenue	Q2 2017	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$33.5	3.1%	$31.7	3.3%

•	General and administrative expenses decreased as a percent of consolidated revenue primarily due to operating leverage resulting from revenue growth.
During the second quarter of 2018, the Company invested $2.8 million in its rebranding and name change, all of which was included in general and administrative expenses. During the second quarter of 2017, the Company invested $1.7 million in its rebranding and name change.
“Strong year-to-date Adjusted EBITDA together with the favorable impact on net working capital from improved collections of accounts receivable contributed to first half adjusted free cash flow of $281.4 million, an increase of 10.8% over the first half of 2017,” said Executive Vice President and Chief Financial Officer of Encompass Health, Doug Coltharp. “This strong free cash flow generation enabled us to lower our leverage ratio to 3.0x at the end of the second quarter, even after funding the purchase of the Home Health Holdings rollover shares and the acquisition of Camellia Healthcare.”

3

2018 guidance
Based on its results for the first half of 2018 and its current expectations for the remainder of 2018, the Company is increasing its full-year guidance ranges for 2018.

Full-Year 2018 Guidance Ranges
	Previous Guidance	Updated Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$4,110 to $4,210	$4,200 to $4,275
Adjusted EBITDA	$845 to $865	$865 to $880
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.30 to $3.45	$3.45 to $3.58
For additional considerations regarding the Company's 2018 guidance ranges, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Dividend increase
On July 24, 2018, the Company's board of directors approved an increase in the Company's quarterly dividend of $0.02 per share, or 8.0%, and declared a quarterly cash dividend on its common stock of $0.27 per share. The dividend will be payable on October 15, 2018 to holders of record on October 1, 2018.
Repurchase authorization
On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. Initially, on October 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On February 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million.

Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Thursday, July 26, 2018 to discuss its results for the second quarter of 2018. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 6092765. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in post-acute care, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that spans 128 hospitals and 272 home health & hospice locations in 36 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective care across the post-acute continuum. Driven by a set of shared values, Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune's 100 Best Companies to Work For, as well as Modern Healthcare's Best Places to Work. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “June 2018 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 25, 2018 (the “Q2 Earnings Form 8‑K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its July 26, 2018 earnings call.
During the first quarter of 2018, the Company adopted a new accounting standard (ASC 606 - Revenue from Contracts with Customers) which clarifies the standards for recognizing revenue. The impact to the Company's financial reporting was that amounts previously presented as provision for doubtful accounts became a component of net operating revenues. This had the effect of reducing net operating revenues but had no effect on Adjusted EBITDA and adjusted earnings per share. The Company retrospectively adopted the new standard during the first quarter of 2018, which means previously reported quarterly and full-year results for 2017 have been updated to reflect the requirements of the new standard. For additional information, see the supplemental information posted on the Company's website at                           http://investor.encompasshealth.com.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below, in the supplemental information, or in the Q2 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q2 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2018 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Interest expense and amortization of debt discounts and fees - estimate of $147 million to $157 million

•	Amortization of debt-related items - approximately $7 million
The Q2 Earnings Form 8-K and, when filed, the June 2018 Form 10-Q can be found on the Company's website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

4

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In Millions, Except per Share Data)
Net operating revenues	$1,067.7	$966.4	$2,113.7	$1,923.5
Operating expenses:
Salaries and benefits	578.2	527.8	1,148.4	1,057.9
Other operating expenses	149.4	129.3	290.6	257.1
Occupancy costs	19.5	18.3	38.1	36.2
Supplies	39.3	37.1	79.2	74.1
General and administrative expenses	54.9	52.4	116.0	88.9
Depreciation and amortization	49.7	45.8	95.6	91.0
Total operating expenses	891.0	810.7	1,767.9	1,605.2
Loss on early extinguishment of debt	—	10.4	—	10.4
Interest expense and amortization of debt discounts and fees	37.7	40.4	73.3	81.7
Other income	(1.3)	(0.9)	(1.2)	(1.9)
Equity in net income of nonconsolidated affiliates	(2.0)	(2.0)	(4.3)	(4.1)
Income from continuing operations before income tax expense	142.3	107.8	278.0	232.2
Provision for income tax expense	29.3	28.6	59.3	68.3
Income from continuing operations	113.0	79.2	218.7	163.9
Income (loss) from discontinued operations, net of tax	0.2	0.2	(0.3)	(0.1)
Net income	113.2	79.4	218.4	163.8
Less: Net income attributable to noncontrolling interests	(21.4)	(16.4)	(42.8)	(34.0)
Net income attributable to Encompass Health	$91.8	$63.0	$175.6	$129.8

Weighted average common shares outstanding:
Basic	97.9	90.3	97.9	89.5
Diluted	99.6	98.9	99.6	99.0

Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.93	$0.70	$1.79	$1.45
Discontinued operations	—	—	—	—
Net income	$0.93	$0.70	$1.79	$1.45
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.92	$0.70	$1.76	$1.42
Discontinued operations	—	—	—	—
Net income	$0.92	$0.70	$1.76	$1.42

Cash dividends per common share	$0.25	$0.24	$0.50	$0.48

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$91.6	$62.8	$175.9	$129.9
Income (loss) from discontinued operations, net of tax	0.2	0.2	(0.3)	(0.1)
Net income attributable to Encompass Health	$91.8	$63.0	$175.6	$129.8

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2018	December 31, 2017
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$59.0	$54.4
Restricted cash	65.8	62.4
Accounts receivable	456.6	472.1
Other current assets	90.2	113.3
Total current assets	671.6	702.2
Property and equipment, net	1,565.8	1,517.1
Goodwill	2,074.7	1,972.6
Intangible assets, net	443.4	403.1
Deferred income tax assets	75.4	63.6
Other long-term assets	258.5	235.1
Total assets	$5,089.4	$4,893.7
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$36.0	$32.3
Accounts payable	85.6	78.4
Accrued expenses and other current liabilities	452.3	406.8
Total current liabilities	573.9	517.5
Long-term debt, net of current portion	2,600.5	2,545.4
Other long-term liabilities	189.8	185.3
	3,364.2	3,248.2
Commitments and contingencies
Redeemable noncontrolling interests	223.9	220.9
Shareholders’ equity:
Encompass Health shareholders’ equity	1,254.9	1,181.7
Noncontrolling interests	246.4	242.9
Total shareholders’ equity	1,501.3	1,424.6
Total liabilities and shareholders’ equity	$5,089.4	$4,893.7

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(In Millions)
Cash flows from operating activities:
Net income	$218.4	$163.8
Loss from discontinued operations, net of tax	0.3	0.1
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	95.6	91.0
Loss on early extinguishment of debt	—	10.4
Equity in net income of nonconsolidated affiliates	(4.3)	(4.1)
Distributions from nonconsolidated affiliates	3.5	4.4
Stock-based compensation	47.5	28.7
Deferred tax (benefit) expense	(3.6)	44.2
Other, net	6.4	6.4
Change in assets and liabilities, net of acquisitions—
Accounts receivable	9.9	3.6
Other assets	11.4	(22.0)
Accounts payable	(0.4)	(0.4)
Accrued payroll	(10.6)	(0.5)
Other liabilities	12.0	7.0
Net cash used in operating activities of discontinued operations	(0.6)	(0.6)
Total adjustments	166.8	168.1
Net cash provided by operating activities	385.5	332.0

(Continued)	7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(108.8)	(99.9)
Additions to capitalized software costs	(9.7)	(9.7)
Acquisitions of businesses, net of cash acquired	(135.8)	(20.9)
Other, net	(6.7)	11.0
Net cash used in investing activities	(261.0)	(119.5)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(9.1)	(13.4)
Borrowings on revolving credit facility	245.0	105.0
Payments on revolving credit facility	(190.0)	(187.0)
Repurchases of common stock, including fees and expenses	—	(18.1)
Dividends paid on common stock	(49.9)	(43.5)
Purchase of equity interests in consolidated affiliates	(65.1)	—
Proceeds from exercising stock warrants	—	26.6
Distributions paid to noncontrolling interests of consolidated affiliates	(35.2)	(24.1)
Taxes paid on behalf of employees for shares withheld	(8.3)	(19.8)
Other, net	(3.9)	4.5
Net cash used in financing activities	(116.5)	(169.8)
Increase in cash, cash equivalents, and restricted cash	8.0	42.7
Cash, cash equivalents, and restricted cash at beginning of period	116.8	101.4
Cash, cash equivalents, and restricted cash at end of period	$124.8	$144.1

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$54.4	$40.5
Restricted cash at beginning of period	62.4	60.9
Cash, cash equivalents, and restricted cash at beginning of period	$116.8	$101.4

Cash and cash equivalents at end of period	$59.0	$71.1
Restricted cash at end of period	65.8	73.0
Cash, cash equivalents, and restricted cash at end of period	$124.8	$144.1

Supplemental schedule of noncash financing activity:
Conversion of convertible debt	$—	$319.4

8

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$231.6	$209.5	$454.9	$410.3
Depreciation and amortization	(49.7)	(45.8)	(95.6)	(91.0)
Interest expense and amortization of debt discounts and fees	(37.7)	(40.4)	(73.3)	(81.7)
Stock-based compensation expense	(21.4)	(20.7)	(47.5)	(28.7)
Noncash loss on disposal of assets	(2.4)	(0.8)	(3.2)	(0.3)
	120.4	101.8	235.3	208.6
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	—	(10.4)	—	(10.4)
Transaction costs	—	—	(1.0)	—
SARs mark-to-market impact on noncontrolling interests	0.9	—	1.9	—
Change in fair market value of equity securities	(0.4)	—	(1.0)	—
Pre-tax income	120.9	91.4	235.2	198.2
Income tax expense	(29.3)	(28.6)	(59.3)	(68.3)
Income from continuing operations (1)	$91.6	$62.8	$175.9	$129.9

Basic shares	97.9	90.3	97.9	89.5
Diluted shares	99.6	98.9	99.6	99.0

Basic earnings per share (1)	$0.93	$0.70	$1.79	$1.45
Diluted earnings per share (1)(2)	$0.92	$0.70	$1.76	$1.42

(1)	Income from continuing operations attributable to Encompass Health

(2)	Diluted earnings per share in Q2 2017 were the same as basic earnings per share due to antidilution primarily created by the add back of the loss on extinguishment of debt in that quarter.

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2		6 Months
	2018	2017	2018	2017

Earnings per share, as reported	$0.92	$0.70	$1.76	$1.42
Adjustments, net of tax:
Mark-to-market adjustments for stock appreciation rights	0.07	0.07	0.15	0.09
Transaction costs	—	—	0.01	—
Change in fair market value of equity securities	—	—	0.01	—
Income tax adjustments	(0.01)	(0.07)	(0.01)	(0.10)
Adjusted earnings per share(1)	$0.99	$0.71	$1.92	$1.41

(1)	Adjusted EPS may not sum due to rounding.

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2018
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$231.6	$—	$—	$—	$231.6
Depreciation and amortization	(49.7)	—	—	—	(49.7)
Interest expense and amortization of debt discounts and fees	(37.7)	—	—	—	(37.7)
Stock-based compensation	(21.4)	10.8	—	—	(10.6)
Loss on disposal of assets	(2.4)	—	—	—	(2.4)
SARs mark-to-market impact on noncontrolling interests	0.9	(0.9)	—	—	—
Change in fair market value of equity securities	(0.4)	—	—	0.4	—
Income from continuing operations before income tax expense	120.9	9.9	—	0.4	131.2
Provision for income tax expense	(29.3)	(2.8)	(0.6)	(0.1)	(32.8)
Income from continuing operations attributable to Encompass Health	$91.6	$7.1	$(0.6)	$0.3	$98.4
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—				—
Numerator for diluted earnings per share	$91.6				$98.4

Diluted earnings per share from continuing operations(2)	$0.92	$0.07	$(0.01)	$—	$0.99
Diluted shares used in calculation	99.6

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Income Tax Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$209.5	$—	$—	$209.5
Depreciation and amortization	(45.8)	—	—	(45.8)
Loss on early extinguishment of debt	(10.4)	—	—	(10.4)
Interest expense and amortization of debt discounts and fees	(40.4)	—	—	(40.4)
Stock-based compensation	(20.7)	11.6	—	(9.1)
Loss on disposal of assets	(0.8)	—	—	(0.8)
Income from continuing operations before income tax expense	91.4	11.6	—	103.0
Provision for income tax expense	(28.6)	(4.6)	(7.4)	(40.6)
Income from continuing operations attributable to Encompass Health	$62.8	$7.0	$(7.4)	$62.4
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	8.3			8.3
Numerator for diluted earnings per share	$71.1			$70.7
Diluted earnings per share from continuing operations	$0.72
Impact of antidilution	$(0.02)
Diluted earnings per share from continuing operations, as reported(2)	$0.70	$0.07	$(0.07)	$0.71
Diluted shares used in calculation	98.9

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2018
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$454.9	$—	$—	$—	$—	$454.9
Depreciation and amortization	(95.6)	—	—	—	—	(95.6)
Interest expense and amortization of debt discounts and fees	(73.3)	—	—	—	—	(73.3)
Stock-based compensation	(47.5)	22.4	—	—	—	(25.1)
Loss on disposal of assets	(3.2)	—	—	—	—	(3.2)
Transaction costs	(1.0)	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests	1.9	(1.9)	—	—	—	—
Change in fair market value of equity securities	(1.0)	—	—	—	1.0	—
Income from continuing operations before income tax expense	235.2	20.5	—	1.0	1.0	257.7
Provision for income tax expense	(59.3)	(5.7)	(0.7)	(0.3)	(0.3)	(66.3)
Income from continuing operations attributable to Encompass Health	$175.9	$14.8	$(0.7)	$0.7	$0.7	$191.4
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—					—
Numerator for diluted earnings per share	$175.9					$191.4

Diluted earnings per share from continuing operations, as reported(2)	$1.76	$0.15	$(0.01)	$0.01	$0.01	$1.92
Diluted shares used in calculation	99.6

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$410.3	$—	$—	$410.3
Depreciation and amortization	(91.0)	—	—	(91.0)
Loss on early extinguishment of debt	(10.4)	—	—	(10.4)
Interest expense and amortization of debt discounts and fees	(81.7)	—	—	(81.7)
Stock-based compensation	(28.7)	14.9	—	(13.8)
Loss on disposal of assets	(0.3)	—	—	(0.3)
Income from continuing operations before income tax expense	198.2	14.9	—	213.1
Provision for income tax expense	(68.3)	(6.0)	(10.0)	(84.3)
Income from continuing operations attributable to Encompass Health	$129.9	$8.9	$(10.0)	$128.8
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	10.8			10.8
Numerator for diluted earnings per share	$140.7			$139.6

Diluted earnings per share from continuing operations(2)	$1.42	$0.09	$(0.10)	$1.41
Diluted shares used in calculation	99.0

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In Millions)
Net income	$113.2	$79.4	$218.4	$163.8
(Income) loss from discontinued operations, net of tax, attributable to Encompass Health	(0.2)	(0.2)	0.3	0.1
Net income attributable to noncontrolling interests	(21.4)	(16.4)	(42.8)	(34.0)
Provision for income tax expense	29.3	28.6	59.3	68.3
Interest expense and amortization of debt discounts and fees	37.7	40.4	73.3	81.7
Depreciation and amortization	49.7	45.8	95.6	91.0
Loss on early extinguishment of debt	—	10.4	—	10.4
Net noncash loss on disposal of assets	2.4	0.8	3.2	0.3
Stock-based compensation expense	21.4	20.7	47.5	28.7
Transaction costs	—	—	1.0	—
SARs mark-to-market impact on noncontrolling interests	(0.9)	—	(1.9)	—
Change in fair market value of equity securities	0.4	—	1.0	—
Adjusted EBITDA	$231.6	$209.5	$454.9	$410.3
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31, 2017
	2018	2017	2018	2017
	(In Millions)
Total segment Adjusted EBITDA	$265.1	$241.2	$522.4	$470.5	$947.1
General and administrative expenses	(54.9)	(52.4)	(116.0)	(88.9)	(171.7)
Depreciation and amortization	(49.7)	(45.8)	(95.6)	(91.0)	(183.8)
Loss on disposal of assets	(2.4)	(0.8)	(3.2)	(0.3)	(4.6)
Loss on early extinguishment of debt	—	(10.4)	—	(10.4)	(10.7)
Interest expense and amortization of debt discounts and fees	(37.7)	(40.4)	(73.3)	(81.7)	(154.4)
Net income attributable to noncontrolling interests	21.4	16.4	42.8	34.0	79.1
SARs mark-to-market impact on noncontrolling interests	0.9	—	1.9	—	—
Change in fair market value of equity securities	(0.4)	—	(1.0)	—	—
Tax reform impact on noncontrolling interests	—	—	—	—	(4.6)
Income from continuing operations before income tax expense	$142.3	$107.8	$278.0	$232.2	$496.4

15

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,

	2018	2017	2018	2017	2017	2016
	(In Millions)
Net cash provided by operating activities	$169.2	$151.2	$385.5	$332.0	$658.3	$640.2
Professional fees—accounting, tax, and legal	—	—	—	—	—	1.9
Interest expense and amortization of debt discounts and fees	37.7	40.4	73.3	81.7	154.4	172.1
Equity in net income of nonconsolidated affiliates	2.0	2.0	4.3	4.1	8.0	9.8
Net income attributable to noncontrolling interests in continuing operations	(21.4)	(16.4)	(42.8)	(34.0)	(79.1)	(70.5)
Amortization of debt-related items	(1.0)	(3.2)	(2.0)	(6.7)	(8.7)	(13.8)
Distributions from nonconsolidated affiliates	(2.3)	(2.3)	(3.5)	(4.4)	(8.6)	(8.5)
Current portion of income tax expense	29.9	33.4	62.9	24.1	85.0	31.0
Change in assets and liabilities	18.4	4.1	(22.3)	12.3	7.4	30.1
Tax reform impact on noncontrolling interests	—	—	—	—	4.6	—
Cash (provided by) used in operating activities of discontinued operations	(0.1)	0.2	0.6	0.6	0.6	0.7
Transaction costs	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests	(0.9)	—	(1.9)	—	—	—
Change in fair market value of equity securities	0.4	—	1.0	—	—	—
Other	(0.3)	0.1	(1.2)	0.6	1.2	0.6
Consolidated Adjusted EBITDA	$231.6	$209.5	$454.9	$410.3	$823.1	$793.6

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2018	2017	2018	2017
	(In Millions)
Net cash provided by operating activities	$169.2	$151.2	$385.5	$332.0
Impact of discontinued operations	(0.1)	0.2	0.6	0.6
Net cash provided by operating activities of continuing operations	169.1	151.4	386.1	332.6
Capital expenditures for maintenance	(36.0)	(32.3)	(72.1)	(54.5)
Distributions paid to noncontrolling interests of consolidated affiliates	(19.8)	(12.6)	(35.2)	(24.1)
Items non-indicative of ongoing operations:
Transaction costs and related assumed liabilities	(2.1)	—	(1.7)	—
Cash paid for SARs exercise	—	—	4.3	—
Adjusted free cash flow	$111.2	$106.5	$281.4	$254.0
For the three months ended June 30, 2018, net cash used in investing activities was $200.4 million and primarily resulted from the acquisition of Camellia Healthcare and capital expenditures. Net cash provided by financing activities during the three months ended June 30, 2018 was $0.2 million and primarily resulted from net borrowings on debt primarily associated with the acquisition of Camellia Healthcare offset by cash dividends paid on common stock and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended June 30, 2017, net cash used in investing activities was $70.4 million and primarily resulted from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2017 was $63.5 million and primarily resulted from net debt payments, cash dividends paid on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and taxes paid on behalf of employees for vested shares associated with stock compensation.
For the six months ended June 30, 2018, net cash used in investing activities was $261.0 million and primarily resulted from the acquisition of Camellia Healthcare and capital expenditures. Net cash used in financing activities during the six months ended June 30, 2018 was $116.5 million and primarily resulted from purchasing one-third of the Rollover Shares held by members of the home health and hospice management team, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates offset by net borrowings on debt primarily associated with the acquisition of Camellia Healthcare.
For the six months ended June 30, 2017, net cash used in investing activities was $119.5 million and primarily resulted from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the six months ended June 30, 2017 was $169.8 million and primarily resulted from net debt payments, cash dividends paid on common stock, distributions paid to noncontrolling interests of consolidated affiliates, taxes paid on behalf of employees for vested shares associated with stock compensation, and repurchases of common stock offset by proceeds from exercising stock warrants.

17

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the home health groupings model and other payment system reforms); competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase to the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims and Encompass Health's ability to predict the estimated costs related to such claims; the impact of the ongoing rebranding and name change initiative on existing operations, including the ability to maintain or grow patient referrals as well as the associated costs of rebranding; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public

18

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2017 and Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, when filed.

19